Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”), dated this 30th day of March, 2015, by and between Insight Pharmaceuticals LLC, a Delaware limited liability company (“Sublessor”), and Cortendo AB Inc., a Swedish corporation (“Sublessee”).

WITNESSETH:

WHEREAS, Northbrook TC Equities LLC, Northbrook 134 West 93 Equities LLC, Northbrook Lemad Equities LLC, Northbrook CH Equities LLC, Northbrook Clinton Equities LLC, Northbrook UK1 Equities LLC, Northbrook Loken LLC, Northbrook HS Development LLC, Northbrook HS RK LLC, Northbrook TEIDIF LLC, as Tenants in Common, successor in title to COMM 2004-LNB2 Trevose Office Limited Partnership and COMM 2004-LNB2 Bensalem Office Limited Partnership, each a Delaware limited partnership (“Landlord”), as landlord, and Sublessor, as tenant, entered into that certain Office Lease dated on or about March 1, 2012, as assigned (the “Lease”; all defined terms used in this Sublease without definition herein shall have the meanings ascribed to them in the Lease), for the lease of approximately 14,743 rentable square feet (the “Premises”), on the second (2nd) floor of that certain building commonly known as Northbrook Corporate Center and located at 900 Northbrook Drive, Trevose, Pennsylvania 19053 (the “Building”); and

WHEREAS, Sublessor desires to sublease the Premises to Sublessee upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree and covenant as follows:

1.              Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the Premises (referred to herein as the “Subleased Premises”).

2.              The term of this Sublease shall commence on April 1, 2015 and shall terminate on July 31, 2019 (the “Sublease Term”), unless the Lease or this Sublease is sooner terminated in accordance with the terms and conditions set forth therein or herein.

3.              Sublessee covenants and agrees to pay without notice, demand, invoice, deduction, set off or abatement as “Minimum Annual Rent” (herein so called) for the Subleased Premises during the Sublease Term the following sums:

Months	Rate Per Sq. Ft.	Rate Per Year	Rate Per Month
01- 12	$16.00	$235,888.00	$19,657.33
13 - 24	$17.50	$258,002.50	$21,500.21
25 - 36	$19.00	$280,117.00	$23,343.08
37 - 48	$20.50	$302,231.50	$25,185.96
49 - 52	$22.00	$324,346.00	$27,028.33

3.1       The Minimum Annual Rent shall be due and payable by Sublessee to Sublessor in advance in monthly installments as set forth above, on or before the first day of each calendar month during the Sublease Term, except that the Minimum Annual Rent for the period of April 1, 2015 through and including March 31, 2016 (i.e., months 1 through 12 identified in the table set forth above) shall be paid to Sublessor upon full execution of this Sublease.

4.              Sublessee shall be responsible for, and shall maintain the Subleased Premises and shall make all repairs thereto and all maintenance thereof to keep the Subleased Premises in good order and repair in accordance with the Lease.

4.1 Sublessee acknowledges it is leasing the Subleased Premises “as-is” and “where-is;” provided, however, that the Subleased Premises shall be delivered by Sublessor to Sublessee in a “broom clean” condition following removal of the telephone equipment by Sublessor’s current telecommunications provider prior to the commencement of the Sublease Term.

4.2 Except as otherwise provided herein, all furniture, fixturing and equipment that is owned by Sublessor and located in the Subleased Premises as of April 1, 2015 (the “Furniture”) shall remain at the Subleased Premises for use by Sublessee, and upon Sublessee’s occupancy of the Subleased Premises, shall be deemed conveyed by Sublessor to Sublessee as if by bill of sale.  Sublessee agrees that it will accept the Furniture in “as is, where as” condition, without any representation or warranty of any kind from Sublessor, either express or implied, and will remove same prior to the term in accordance with the provisions of the Lease.  Sublessee acknowledges that the telephone equipment located in the Subleased Premises prior to the commencement of the Sublease Term shall not remain at the Subleased Premises for use by Sublessee.  Sublessor agrees to cause the removal of such telephone equipment by Sublessor’s current telecommunications provider prior to the commencement of the Sublease Term, and Sublessor acknowledges and agrees that Sublessor shall be fully responsible for any and all obligations and liabilities pursuant to the contract with Sublessor’s current telecommunications provider relating to such equipment and service, none of which obligations and liabilities shall be assumed by Sublessee.

5.              Sublessee shall pay as additional rent (“Additional Rent”): (i) one hundred percent (100%) of increases in all additional rent payments Sublessor is obligated to make under the Lease solely with respect to Operating Expenses in excess of the Operating Expenses for the Base Year (as defined in Section 5.1 below) and (ii) any amounts due under the express provisions of Sections 5.2, 5.3 and 5.4 (as it pertains to the rent payable under this Sublease) of the Lease.  All Additional Rent shall be payable by Sublessee to Sublessor at the time and in the same manner as such payments are due by Sublessor under the Lease.  The Minimum Annual Rent and Additional Rent are referred to collectively in this Sublease as “Rent.”

5.1       The Sublessee’s Base Year is the calendar year of 2015.

6.              Sublessee shall be responsible for electricity and gas separately metered for use in the Subleased Premises.

7.              Sublessee, at Sublessee’s sole cost and expense, shall maintain, and provide evidence satisfactory to Sublessor of the insurance coverages provided for in Article 15 of the Lease covering the Subleased Premises, naming both Landlord and Sublessor as additional insureds in accordance with the Lease.  All such policies of insurance shall contain a provision requiring notification to Landlord and Sublessor at least ten (10) days prior to the cancellation or modification thereof.  Sublessee hereby agrees to indemnify and hold Sublessor and Landlord harmless, with regard to its leasing and use of the Subleased Premises, to the same extent that Sublessor is required to indemnify and hold Landlord harmless under the Lease; provided, however, that Sublessee’s indemnity obligations shall not apply to any act, omission, circumstance, event or matter which occurred at any time prior to the commencement of the Sublease Term or to any act or omission of Sublessor at any time prior to, during or following the Sublease Term.

8.              As security for the full and faithful performance by Sublessee of all of its obligations hereunder, Sublessee shall deposit with Sublessor, at the signing of this Sublease, the sum of Thirty-Nine Thousand Three Hundred Fourteen and 66/100 Dollars ($39,314.66) to be held by Sublessor in accordance with the applicable provisions of law.  Within thirty (30) days after the expiration of the Sublease Term, the then remaining balance of the security deposit shall promptly be returned by Sublessor to Sublessee.

9.              Notwithstanding the provisions of Section 41 of the Lease, The Binswanger Company and NAI Geis have been employed in connection with procuring this Sublease.  As consideration for the efforts of The Binswanger Company and NM Geis Realty for procuring this Sublease, Sublessor agrees to pay to The Binswanger Company and NAI Geis Realty a commission per a separate agreement.

10.       Any notice which is to be sent in accordance with this Sublease must be mailed by certified or registered United States mail, postage prepaid, return receipt requested to the parties as follows:

If to Landlord:                                                               Time Equities Inc.

55 Fifth Avenue, 15th Floor

New York, NY 10003

Jonathan Dulberg, Acquisitions

If to Sublessor:                                                              Insight Pharmaceuticals LLC

660 White Plains Road, Suite 250

Tarrytown, NY 10591

Attn: Jim Blaine

(914) 524-6848

jblaine@PrestigeBrands.com

If to Sublessee:                                                             Cortendo AB

Attn: Robert Lutz, COO

555 East Lancaster Avenue, Suite

510 Radnor, PA 19087

rlutz@cortendo.com

Any and all such notices shall also be sent to Binswanger of Pennsylvania at the following address:

Two Logan Square

Philadelphia, PA 19103

Attn: General Counsel

Each party shall have the right to specify any other address in the United States by giving to the other party at least fifteen (15) days prior written notice thereof.

11.       Except as specifically modified herein, this Sublease shall be subject and subordinate to and governed by all of the terms and conditions of the Lease and Sublessee specifically hereby assumes all the liabilities and obligations of the Lease accruing on and after the commencement of the Sublease Term, except for the provisions of the Lease relating to the payment of rent by Sublessor.  Sublessee hereby acknowledges that it has received copies of the Lease and has read all of the terms and conditions thereof.  All of the terms and conditions of the Lease, except for Sections 1.8, 1.9, 1.11, 1.13, 1.15, 3.4, 5.1, 5.5, 7.1, 7.2, 7.3, 7.4, 10, 16 (as the same applies to Sublessor, it being acknowledged that nothing herein shall be deemed to diminish or affect Landlord’s insurance obligations under the Lease), 25, 53 and 54, are hereby incorporated into this Sublease by reference as if fully set forth herein and except that “Landlord” shall be read as “Sublessor” and “Tenant” shall be read as “Sublessee”; provided, however, that Sublessee hereby acknowledges that Sublessee shall look solely to Landlord for the performance of all the Landlord’s obligations under the Lease and that Sublessor shall not be obligated to provide any services to Sublessee or otherwise perform any obligations in connection with this Sublease.  Sublessee acknowledges that any termination of the Lease will result in a termination of the Sublease; provided, however, if the termination is due to a default by Sublessor under the Lease (which is not the result of a default by Sublessee hereunder) then in such event Sublessor shall be liable to Sublessee for any and all claims, losses, liabilities, damages, causes of action, and costs and expenses suffered or incurred by Sublessee as a result thereof, specifically excluding consequential and punitive damages.  Upon Sublessee paying the Rent as described in this Sublease and observing and performing all of the covenants, conditions and provisions on Sublessee’s part to be observed and performed hereunder, Sublessor shall not interfere with Sublessee’s quiet possession of the Subleased Premises for the entire Sublease Term hereof subject to all of the provisions of the Lease, and Sublessor covenants not to breach any of Sublessor’s obligations under the Lease.  In the event of any inconsistency between the terms of this Sublease and the Lease, as between Sublessor and Sublessee, the terms of this Sublease shall prevail.

12.       Sublessor agree that, notwithstanding the provisions of Sections 1.13 and 6.3 of the Lease, Sublessee is permitted to operate from the Subleased Premises using “Cortendo” as its Trade Name or such other name under which Tenant decides to operate its business in the future, subject to Landlord’s approval pursuant to the terms of the Lease.  In addition, Sublessee shall have the right to change all signage at the Premises granted pursuant to Section 9 of the Lease to reflect the name “Cortendo” or such other name under which Tenant decides to operate its business in the future, subject to Landlord’s approval pursuant to the terms of the Lease.

13.       Sublessor represents, warrants and covenants to Sublessee as follows: (i) Sublessor is duly organized and validly existing limited liability company, and is in good standing under the laws of the State of Delaware and authorized to do business in the Commonwealth of Pennsylvania; (ii) Sublessor has full power and authority to enter into this Sublease and to perform its obligations under this Sublease; (iii) the execution, delivery and performance of this Sublease by Sublessor have been duly and validly authorized by all necessary action on the part of Sublessor and all required consents and approvals for the entry into and performance by Sublessor hereunder have been duly obtained, subject to the conditions set forth in Paragraph 17 below; (iv) this Sublease is a legal, valid and binding obligation of Sublessor, enforceable against Sublessor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally; (v) the Lease has not been amended or modified except as expressly set forth herein; (vi) Sublessor has not received written notice and is not aware, now and as of the commencement of the Sublease Term hereof, of any default or breach by Sublessor of any of the provisions of the Lease, and, to Sublessor’s knowledge, Landlord is not in default or breach of any of the provisions of the Lease; (vii) Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Lease; (viii) Sublessor shall provide Sublessee with notice of any claim by Landlord that Sublessor is in default or breach of the Lease and copies of any and all notices delivered by Landlord to Sublessor under the Lease; and (ix) Sublessor has good and valid title to the Furniture, free and clear of any and all liens, judgments, hypothecations, mortgages, pledges, security interests or other title retention agreements or encumbrances.

14.       Sublessee represents, warrants and covenants to Sublessor as follows: (i) Sublessee is duly organized and validly existing corporation, and is in good standing under the laws of Sweden and authorized to do business in the Commonwealth of Pennsylvania; (ii) Sublessee has full power and authority to enter into this Sublease and to perform its obligations under this Sublease; (iii) the execution, delivery and performance of this Sublease by Sublessee have been duly and validly authorized by all necessary action on the part of Sublessee and all required consents and approvals for the entry into and performance by Sublessee hereunder have been duly obtained; and (iv) this Sublease is a legal, valid and binding obligation of Sublessee, enforceable against Sublessee in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

15.       Sublessee shall have no further right to sublease or assign its rights under this Sublease or its rights with regard to the Subleased Premises without the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole discretion.

16.       Any act or omission by Sublessee that would constitute a default under the Lease shall, subject to the same notice and cure provisions provided in the Lease, be deemed a default by Sublessee under this Sublease.  In addition, any failure by Sublessee to pay Rent when due or any failure by Sublessee to perform any other obligations of Sublessee required under this Sublease, shall be deemed a default hereunder.  Any such default by Sublessee shall entitle Sublessor to exercise any and all remedies available to Landlord under the Lease or any other remedies available at law or in equity under the laws of the State of Pennsylvania.

17.       Notwithstanding anything contained herein to the contrary, Sublessee acknowledges that this Sublease is expressly contingent upon Landlord’s consent to the proposed subletting of the Subleased Premises to Sublessee.  Sublessee agrees to cooperate with Sublessor to obtain Landlord’s consent, including providing financial information and statements that may be requested by Landlord.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.

SUBLESSOR:

INSIGHT PHARMACEUTICALS LLC,
a Delaware limited liability company

By:	/s/ Ron Lombardi
Title:	CFO
Date:	3/30/15

SUBLESSEE:
CORTENDO AB INC,
a Swedish corporation

By:	/s/ Matthew Pauls
Title:	Matthew Pauls - CEO
Date:	3/30/15

LANDLORD CONSENT

Northbrook TC Equities LLC, Northbrook 134 West 93 Equities LLC, Northbrook Lemad Equities LLC, Northbrook CH Equities LLC, Northbrook Clinton Equities LLC, Northbrook UK1 Equities LLC, Northbrook Loken LLC, Northbrook HS Development LLC, Northbrook HS RK LLC, Northbrook TEIDIF LLC, as Tenants in Common, successor in title to COMM 2004-LNB2 Trevose Office Limited Partnership and COMM 2004-LNB2 Bensalem Office Limited Partnership, each a Delaware limited partnership, as Landlord under that certain Office Lease dated on or about March 1, 2012, between Landlord and Insight Pharmaceuticals LLC as Tenant, as assigned, does hereby consent to the subleasing by Tenant of all of the Premises to Cortendo AB Inc. (“Sublessee”).  Landlord confirms and acknowledges that the expiration date of the Lease is July 31, 2019, unless earlier terminated in accordance with the terms thereof.  Additionally, Landlord agrees that, notwithstanding the provisions of Sections 1.13 and 6.3 of the Lease, Sublessee is permitted to operate from the Subleased Premises using “Cortendo” as its Trade Name or such other name under which Tenant decides to operate its business in the future, subject to Landlord’s approval pursuant to the terms of the Lease.  Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord.  Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly approved herein).  Landlord’s consent to the Sublease does not include consent to any modification, supplement or amendment of the Sublease, or to any assignment of the Sublease or further subletting of the Sublet Space, or to the use or occupancy of the Sublet Space by others, each of which requires Landlord’s prior written consent pursuant to the terms of the Lease.

LANDLORD:

NORTHBROOK LEMAD EQUITIES LLC, NORTHBROOK TC EQUITIES LLC, NORTHBROOK CH EQUITIES LLC, NORTHBROOK 134 WEST 93 EQUITIES LLC, NORTHBROOK CLINTON EQUITIES LLC, NORTHBROOK HS DEVELOPMENT LLC, NORTHBROOK UK1 EQUITIES LLC, NORTHBROOK LOKEN LLC, NORTHBROOK HS RK LLC, AND NORTHBROOK TEIDIF LLC, AS TENANTS IN COMMON

By: TIME EQUITIES, INC. As Agent

By:	/s/ Rick Rency
Its:	Director of Asset Management